UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2009 (January 13, 2009).

CYBERDEFENDER CORPORATION
(Exact name of registrant as specified in its charter)

California	333-138430	65-1205833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

617 West 7th Street, Suite 401, Los Angeles, California		90017
(Zip Code)

Registrant’s telephone number, including area code:		(213) 689-8631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed from time to time with the Securities and Exchange Commission by CyberDefender Corporation, a Californian corporation (the “Registrant”), contains certain forward-looking statements and information based upon the beliefs of, and currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management regarding the Registrant’s financial conditions, future operating performance, results of operations and other statements that are not statements of historical fact. The words “expect”, “project”, “estimate”, “believe”, “anticipate”, “intend”, “plan”, “forecast” or the negative of these terms and similar expressions and variations thereof are intended to identify such forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2009, the Registrant appointed Kevin R. Harris, age 40, as its new Chief Financial Officer, effective immediately.

Mr. Harris is a Certified Public Accountant in the State of California with over fifteen years of financial, accounting and management experience.  From April 2004 to December 31, 2008, Mr. Harris served as the Chief Operating Officer of Statmon Technologies Corp., a publicly traded company, where he was also a financial advisor from 2002-2004.  From February 2001 to March 2004, Mr. Harris served as the Senior Vice President of Finance for RKO Pictures, LLC.  Prior to RKO, he was the Vice President – Finance and Controller for Pop.com, LLC, an Internet content joint venture among DreamWorks SKG, Imagine Entertainment and Vulcan Ventures.  From 1998 to 2000, Mr. Harris was the Director – Corporate Financial Planning at Metro-Goldwyn-Mayer Studios, Inc.  From 1995 to 1998, Mr. Harris was the Head of Production Finance and Assistant Controller at PolyGram Television where he oversaw all aspects of production finance, accounting and financial planning.  From 1993 to 1995, Mr. Harris was a Senior Auditor at KPMG Peat Marwick. Mr. Harris graduated with honors from the California State University at San Bernardino, earning his Bachelor of Science in Business Administration.  Mr. Harris serves as a board member and treasurer of Lollipop Theater Network, a 501c(3) non-profit organization.

There are no arrangements or understandings between Mr. Harris and the Registrant or its directors, officers or employees, pursuant to which Mr. Harris was selected as an officer.

There are no family relationships between Mr. Harris and the Registrant’s other executive officers or directors.

During a transition period from October 1, 2008 until his appointment as the Registrant’s Chief Financial Officer, Mr. Harris served as a financial consultant to the Registrant assisting the Registrant’s prior Chief Financial Officer.  In addition to paying Mr. Harris cash compensation for his consulting services during this transition period, the Registrant granted Mr. Harris 10-year options to purchase a total of 20,000 shares of the Registrant’s common stock at an exercise price of $1.00 per share.

The Registrant and Mr. Harris also agreed in principle to enter into a 2-year employment agreement whereby the Registrant will pay Mr. Harris an annual salary of $190,000 plus a car allowance of $750 per month and grant Mr. Harris additional 10-year options to purchase 200,000 shares of common stock at an exercise price of $1.00 per share, vesting as follows:  25,000 of the option shares will vest upon grant; 25,000 of the option shares will vest three months after the grant date; and the balance of 150,000 option shares will vest in equal monthly increments over the ensuing four years.

In addition to the foregoing, Mr. Harris will have the ability to earn annual performance bonuses equal to 25% of his base salary plus additional options to purchase a total of 175,000 shares of common stock, subject to vesting conditions over a four-year period, upon the achievement of certain goals to be agreed upon with the Registrant.

The Registrant and Mr. Harris have not yet entered into a definitive employment agreement.  Therefore, the above employment terms remain subject to modification and the terms and conditions of the definitive employment agreement to be entered into.  It is also contemplated that Mr. Harris will be elected to fill a vacancy on the Registrant’s board of directors at the time such agreement is consummated.

The Registrant has not entered into any transactions with Mr. Harris that would require disclosure pursuant to Item 404(a) of Regulation S-B.

Except as otherwise disclosed herein, the Registrant has not entered into any material plan, contract or arrangement to which Mr. Harris is a party or in which he participates and in connection with which he would receive compensation or any grant or award.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(d)	Exhibits

Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2009
CYBERDEFENDER CORPORATION

	By:	/s/ Gary Guseinov
Gary Guseinov
Chief Executive Officer